                                                                  Exhibit 99.1

CONTACT:                                FOR IMMEDIATE RELEASE

Howard E. Rose
Chief Financial Officer
(847)  294-1130, ext. 1291

Jane F. Casey
Vice President
(203)  661-1926, ext. 6619


BLYTH INDUSTRIES REPORTS FOURTH QUARTER NET EARNINGS UP 31%
Net Sales Increase 28%

GREENWICH, CT, March 26, 1998: Blyth Industries, Inc. (NYSE:BTH) reported today that fourth quarter Net Sales increased by 28% to $202,248,000 compared with $158,168,000 a year earlier. Operating Profit rose 28% to $28,948,000 when compared to $22,589,000 in the prior year period. Net Earnings for the quarter increased 31% to $17,231,000 from $13,182,000 a year earlier.
Diluted Net Earnings Per Share for the fourth quarter were $0.35, up 30% from $0.27 per share during the same period last year.

For the 15th consecutive quarter since its initial listing on the New York Stock Exchange, Net Sales and Net Earnings exceeded the results for the same quarter in the prior year.

Net Sales for the fiscal year ended January 31, 1998, rose 29% to $687,474,000 compared with $531,480,000 last year. Operating Profit rose 33% to $98,774,000 when compared to $74,047,000 for the prior year. Net Earnings for the year increased 28% to $54,590,000 from $42,757,000 for fiscal 1997. This translated to Diluted Net Earnings Per Share of $1.10, up 25% from $0.88 per share for the prior year. Net Earnings and Diluted Net Earnings Per Share, excluding the non-recurring transaction costs incurred by Endar Corp. prior to its acquisition by Blyth, increased 35% and 33%, respectively, over the prior year.

Robert B. Goergen, Chairman of the Board, said "We are very pleased to report another record quarter in which net sales growth exceeded overall market growth and net earnings reflected cost improvements gained from the
significant capital expenditures of the past few years.   Having invested
over $130 million in manufacturing, distribution and systems projects over the past three years, we now have the infrastructure to support over $1 billion in sales. As a result, management can more fully focus on further sales and profitability growth over the upcoming fiscal year."

Blyth Industries, Inc., headquartered in Greenwich, CT, designs, manufactures, markets and distributes an extensive line of candles and home fragrance products including scented candles, outdoor citronella candles, potpourri and environmental fragrance products, and markets a broad range of related candle accessories and decorative gift bags. Its products are sold under various brand names, including Colonial Candle of Cape Cod (R), PartyLite Gifts(R), Carolina Designs (TM), Ambria (TM), Canterbury (TM), Florasense(R), Jeanmarie(R) and FilterMate (TM). It is also a leading producer of portable heating fuel products sold under the Sterno(R) and Handy Fuel(R) brand names.

Blyth Industries, Inc. can be found on the Internet at www.blythindustries.com.

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                                BLYTH INDUSTRIES, INC.
                         Consolidated Statements of Earnings
                         (In thousands except per share data)
                                     (Unaudited)

                                Three Months        Three Months           Year                 Year
                              Ended January 31,   Ended January 31,   Ended January 31,   Ended January 31,
                                   1998                1997                1998                1997
                              -----------------   -----------------   -----------------   -----------------

Net sales                        $ 202,248           $ 158,168           $ 687,474           $ 531,480
Cost of goods sold                  83,138              73,240             298,562             244,078
                              -----------------   -----------------   -----------------   -----------------
  Gross profit                     119,110              84,928             388,912             287,402
Selling and shipping                69,564              47,422             225,933             164,019
Administrative                      20,286              14,716              63,257              48,500
Amortization of goodwill               312                 201                 948                 836
                              -----------------   -----------------   -----------------   -----------------
                                    90,162              62,339             290,138             213,355
                              -----------------   -----------------   -----------------   -----------------
  Operating profit                  28,948              22,589              98,774              74,047
                              -----------------   -----------------   -----------------   -----------------

Other expense (income)
  Interest expense                   1,239                 957               4,816                3,554
  Interest income                      -                  (124)               (486)                (872)
  Equity in earnings of
    investee                          (292)               (237)               (659)                (574)
  Non-recurring transaction
    costs of acquired company           -                   -                5,173                   -
                              -----------------   -----------------   -----------------   -----------------
                                       947                 596               8,844                2,108
                              -----------------   -----------------   -----------------   -----------------
  Earnings before income
   taxes and minority interest      28,001              21,993              89,930               71,939
Income tax expense                  10,752               8,863              35,068               28,988
                              -----------------   -----------------   -----------------   -----------------
  Earnings before minority
    interest                        17,249              13,130              54,862               42,951
Minority interest                       18                 (52)                272                  194
                              -----------------   -----------------   -----------------   -----------------
  Net earnings                  $   17,231          $   13,182          $   54,590           $   42,757
                              -----------------   -----------------   -----------------   -----------------
                              -----------------   -----------------   -----------------   -----------------

Basic:
Net earnings per common
  share (1)                       $   0.35            $   0.27             $   1.11            $   0.89

Weighted average number of
shares outstanding (1)              49,088              48,160               49,063              47,974

Diluted:
Diluted net earnings per
 common share (1)                 $   0.35            $   0.27             $   1.10             $   0.88

Diluted weighted average
  number of shares
  outstanding (1)                   49,537              48,642               49,543               48,476


(1) Restated for June 1997 3 for 2 stock split effected as a stock dividend.


                             Consolidated Balance Sheets
                                    (In thousands)
                                     (Unaudited)




Assets                                 January 31, 1998      January 31, 1997
                                       ----------------      ----------------

Cash and Cash Equivalents                 $  21,273              $  27,832
Accounts Receivable, Net                     51,980                 40,558
Inventories                                 135,524                112,427
Property, Plant & Equipment, Net            170,710                104,850
Other Assets                                 67,903                 18,212
                                       ----------------      ----------------
                                          $ 447,390              $ 303,879
Liabilities & Equity
Bank Debt                                 $  93,557                 16,057
Senior Notes                                 25,000                 25,000
Other Liabilities                            82,001                 73,105
Stockholders' Equity                        246,832                189,717
                                       ----------------      ----------------
                                          $ 447,390              $ 303,879
                                       ----------------      ----------------
                                       ----------------      ----------------



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